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                                                                   EXHIBIT 99.12


                             IRREVOCABLE INSTRUCTION

                                   PURSUANT TO

                             VOTING TRUST AGREEMENT



To:      Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890
         Attention: Corporate Trust Administration


         Pursuant to Section 3(c) of the Northwest Airlines/Air Partners Voting Trust Agreement dated as of November 20, 1998, as amended (the "Voting Trust Agreement"), Northwest Airlines Corporation (referred to in the Voting Trust Agreement as "NPC"), hereby irrevocably directs Wilmington Trust Company, as the Voting Trustee under the voting trust established under the Voting Trust Agreement, to vote all of the "Shares" (as defined in the Voting Trust Agreement) in favor of the adoption of the Amended and Restated Certificate of Incorporation of Continental Airlines, Inc. at the meeting of the stockholders of Continental Airlines, Inc., a Delaware corporation ("Continental"), to be held to vote upon its adoption pursuant to the Omnibus Agreement dated as of November 15, 2000 (the "Omnibus Agreement") between Continental, NPC, Northwest Airlines Holdings Corporation, Northwest Airlines, Inc. and Air Partners, L.P. Pursuant to Section 8.01(c) of the Omnibus Agreement, Continental has acknowledged and agreed that the stockholder vote on the adoption of such Amended and Restated Certificate of Incorporation is a matter upon which NPC, acting alone, may properly direct you to vote the Shares.


                                       NORTHWEST AIRLINES CORPORATION



                                       By:
                                          ----------------------------------
                                          Douglas M. Steenland
                                          Executive Vice President, General
                                             Counsel and Secretary

Dated:
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